MANAS Petroleum Corp.

MANAS Petroleum Corp.
Bahnhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

Baar, March 31, 2009

This is an amendment to the Termination Agreement Dating February 28, 2009.

The first party agrees to extend the support to the second party in the development and completion of the annual 10-K report together with the second party, the auditor Deloitte, the accountant Contreva and the SEC counsel Clark Wilson for a lump sum payment of US$9,000 excluding communication costs until April 15, 2009.

/S/ Erik Herlyn
Erik Herlyn
First Party

/S/ Rahul Sen Gupta
Rahul Sen Gupta
Second Party